Exhibit 107
Calculation of Filing Fee Table
Form S-1
(Form Type)
TWFG, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Stock, par value $0.01 per share	457(a)	12,650,000	$16.00	$202,400,000(2)	0.00014760	$29,874.24
Fees Previously Paid	Equity	Class A Common Stock, par value $0.01 per share	457(o)	—	—	$100,000,000(3)	0.00014760	$14,760.00
	Total Offering Amounts					$202,400,000		$29,874.24
	Total Fees Previously Paid							$14,760.00
	Total Fee Offsets							—
	Net Fee Due							$15,114.24
(1)Includes the additional shares of Class A common stock that the underwriters have the option to purchase from the registrant.
(2)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.